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                                                                    Exhibit 24.2


                                POWER OF ATTORNEY


I, the undersigned officer of AGENCY.COM Ltd. (the "Company"), hereby constitute and appoint Chan Suh, President and Chief Executive Officer, and Kenneth Trush, Executive Vice President, and each of them individually, with full powers of substitution and resubstitution, my true and lawful attorneys, with full powers to them and each of them to sign for me, in my name and in my capacity as Executive Vice President and Chief Financial Officer, the Registration Statement on Form S-1 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statment (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virture of this Power of Attorney.


     /s/ Charles Dickson           Executive Vice President, Chief Financial
--------------------------------   Officer
       Charles Dickson             (principal financial and accounting officer)